Exhibit 99.1

EXECUTION VERSION

HEWITT ASSOCIATES L.L.C.

$175,000,000

6.57% Series F Senior Notes due August 21, 2015

$55,000,000

6.98% Series G Senior Notes due August 21, 2018

NOTE PURCHASE AGREEMENT

Guarantied by Hewitt Associates, Inc.

Dated August 21, 2008

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 4.9	—	Changes in Entity Structure

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Guarantor and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Schedule 10.5	—	Existing Liens

Exhibit 1A	—	Form of 6.57% Series F Senior Note due August 21, 2015

Exhibit 1B	—	Form of 6.98% Series G Senior Note due August 21, 2018

Exhibit 4.4(a)	—	Form of Opinion of General Counsel of the Guarantor and the Company

Exhibit 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers

HEWITT ASSOCIATES L.L.C.

100 Half Day Road

Lincolnshire, Illinois 60069

6.57% Series F Senior Notes due August 21, 2015

6.98% Series G Senior Notes due August 21, 2018

August 21, 2008

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Each of Hewitt Associates L.L.C., a limited liability company organized under the laws of Illinois (the “Company”), and Hewitt Associates, Inc., a Delaware corporation (the “Guarantor”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.	AUTHORIZATION OF NOTES; UNCONDITIONAL GUARANTY.

1.1.	Notes.

The Company will authorize the issue and sale of (a) $175,000,000 aggregate principal amount of its 6.57% Series F Senior Notes due August 21, 2015 (the “Series F Notes”) and (b) $55,000,000 aggregate principal amount of its 6.98% Series G Senior Notes due August 21, 2018 (the “Series G Notes” and, together with the Series F Notes, collectively, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 14). The Series F Notes and the Series G Notes shall be substantially in the forms set out in Exhibit 1A and Exhibit 1B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.	Unconditional Guaranty.

The obligations of the Company under this Agreement and the Notes will be unconditionally and irrevocably guarantied by the Guarantor, which owns all of the outstanding Capital Stock of the Company, pursuant to the Unconditional Guaranty contained in Section 13.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’

obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, at 399 Park Avenue, New York, New York 10022, at 10:00 a.m., New York time, at a closing (the “Closing”) on August 21, 2008 or on such other Business Day thereafter on or prior to August 29, 2008 as may be agreed upon by the Company, the Guarantor and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 287-360-2 at Harris Bank, 111 W. Monroe St., Chicago, IL 60601, ABA: 071000288, SWIFT Code: HATRUS44. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company and the Guarantor in this Agreement shall be correct when made and at the time of the Closing.

4.2.	Performance; No Default.

Each of the Company and the Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Guarantor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.8, 10.10 or 10.11 had such Sections applied since such date.

4.3.	Compliance Certificates.

(a) Officer’s Certificates. Each of the Company and the Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled with respect to it and its Subsidiaries.

(b) Secretary’s Certificates. Each of the Company and the Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary dated the date of Closing, certifying as to the resolutions attached thereto and other limited liability company or corporate, as applicable, proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from General Counsel of the Guarantor and the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to such transactions as such Purchaser or its counsel may reasonably request, (b) from Debevoise & Plimpton LLP, counsel for the Company and the Guarantor, in form and substance satisfactory to such Purchaser and its counsel (and each of the Company and the Guarantor hereby instructs their counsel to deliver such opinion to the Purchasers) and (c) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.	Purchase Permitted by Applicable Law, etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.	Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of the Notes.

4.9.	Changes in Entity Structure.

Except as set forth in Schedule 4.9, neither the Company nor the Guarantor shall have changed its jurisdiction of organization or incorporation, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.	Proceedings and Documents.

All limited liability company, corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR.

The Company and the Guarantor jointly and severally represent and warrant to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Guarantor has the entity power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, in the case of the Company, the Notes and to perform the provisions hereof and thereof.

5.2.	Authorization, etc.

(a) This Agreement and the Notes have been duly authorized by all necessary entity action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) This Agreement (including, without limitation, the Unconditional Guaranty) has been duly authorized by all necessary entity action on the part of the Guarantor, and this Agreement (including, without limitation, the Unconditional Guaranty) constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Company, through its agent, J.P. Morgan Securities Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 2008 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to August 21, 2008 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since September 30, 2007, there has been no change in the financial condition, operations, business or properties of the Guarantor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Guarantor’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) of the Company’s and the Guarantor’s Affiliates, other than the Guarantor, the Company and other Subsidiaries, and (iii) of the Company’s and the Guarantor’s directors and senior officers.

(b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements and other restrictions listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

5.5.	Financial Statements; Material Liabilities.

The Guarantor has delivered to each Purchaser copies of the financial statements of the Guarantor and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes and by the Guarantor of this Agreement (including, without limitation, the Unconditional Guaranty) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, articles of organization, operating agreement, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.

5.7.	Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Guarantor of this Agreement (including, without limitation, the Unconditional Guaranty).

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Guarantor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction (or extensions therefore have been timely obtained), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor the Guarantor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Guarantor and its Subsidiaries have been finally determined by the Internal Revenue Service (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended September 30, 2002.

5.10.	Title to Property; Leases.

The Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Guarantor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, etc.

(a) The Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company and the Guarantor, no product of the Guarantor or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company and the Guarantor, there is no Material violation by any Person of any right of the Guarantor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Guarantor or any of its Subsidiaries.

5.12.	Compliance with ERISA.

(a) The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans covered by Section 302 of ERISA or Section 412 of the Code (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single such Plan and by more than $1,000,000 in the aggregate for all such Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Guarantor to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Foreign Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

5.13.	Private Offering by the Company.

Neither the Company nor the Guarantor or anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 46 other Institutional Investors (as defined in clause (c) to the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor the Guarantor or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. For purposes of this Section 5.13 only, each reference to the Notes shall be deemed to include the Unconditional Guaranty.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Section 1 (Executive Summary; The Offering and Use of Proceeds) of the Memorandum. Neither the Guarantor nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221)). Assuming that the Purchasers, in good faith, have not relied upon any such margin stock of the Guarantor as collateral in extending or maintaining the credit evidenced by the Notes, no part of the proceeds of any sale of the Notes hereunder will be used directly or indirectly for any purpose that violates, or that would require any holder of Notes to make any filings in accordance with, the provisions of regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

5.15.	Existing Indebtedness; Future Liens

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries as of August 21, 2008 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Guarantor or its Subsidiaries. Neither the Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Guarantor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

5.16.	Foreign Assets Control Regulations, etc.

(a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Guarantor nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Guarantor and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17.	Status under Certain Statutes.

Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.	Environmental Matters.

(a) Neither the Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Guarantor or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

Each Purchaser severally represents that it is an “accredited investor” as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the amount of the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account of an insurance company that is maintained solely in connection with such Purchaser’s fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and section 4975 of the Code.

As used in this Section 6.2, the terms “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA, and the term “employee benefit plan” shall mean an “employee benefit plan” within the meaning of section 3(3) of ERISA and/or a “plan” within the meaning of section 4975(e)(1) of the Code.

7.	INFORMATION AS TO COMPANY.

7.1.	Financial and Business Information.

The Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements of Guarantor and Subsidiaries — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Guarantor is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity (if such statements of changes in shareholders’ equity are prepared by the Guarantor in connection with its quarterly financial statements) and cash flows of the Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Guarantor’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.hewittassociates.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements of Guarantor and Subsidiaries — within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Guarantor is subject to the filing requirements thereof) after the end of each fiscal year of the Guarantor, duplicate copies of

(i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year,

(ii) consolidated statements of income, changes in shareholders’ equity (if such statements of changes in shareholders’ equity are prepared by the Guarantor in connection with its annual financial statements) and cash flows of the Guarantor and its Subsidiaries for such year,

(iii) a consolidating balance sheet of the Guarantor and its Subsidiaries as at the end of such year (if delivered by the Guarantor or the Company to any other holder of Indebtedness or equity of the Guarantor or the Company), and

(iv) consolidating statements of income, changes in shareholders’ equity and cash flows of the Guarantor and its Subsidiaries for such year (if delivered by the Guarantor or the Company to any other holder of Indebtedness or equity of the Guarantor or the Company), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and, in the case of the consolidated statements delivered pursuant to subsections (i) and (ii) above, accompanied by

(A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under Section 10.6 or Section 10.7, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default under Section 10.6 or Section 10.7 unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit and such certificate shall not be required if such accountants do not provide such certificate pursuant to their internal policy and such certificate may be qualified to the extent the accounting policy requires such qualification);

provided that the delivery within the time period specified above of the Guarantor’s Form 10-K for such fiscal year (together with the Guarantor’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s certificate described in clause (B) above (the “Accountants’ Certificate”), shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Guarantor shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event the Guarantor shall separately deliver, concurrently with such Electronic Delivery, the Accountants’ Certificate;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of the following, which are publicly available: (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Guarantor or any Subsidiary to the public concerning developments that are Material, provided, that the Guarantor or any Subsidiary shall be deemed to have made such delivery if it shall have made such statement, report or notice available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.hewittassociates.com) and shall have given each holder of Notes notice of such availability on EDGAR and on its home page in connection with each delivery;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Guarantor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its Subsidiaries (including, but without limitation, actual copies of the Guarantor’s Form 10-Q and Form 10-K) or relating to the ability of the Company or the Guarantor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company and the Guarantor were in compliance with the requirements of Section 10.5, Section 10.6, Section 10.7, Section 10.9 and Section 10.10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company and the Guarantor shall have taken or propose to take with respect thereto.

7.3.	Visitation.

The Company and the Guarantor shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Guarantor, to visit the principal executive offices of the Company and the Guarantor, to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Company’s and the Guarantor’s officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Guarantor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries), all at such times and as often as may be requested.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.	Maturity.

(a) Series F Notes. As provided therein, the entire unpaid principal balance of the Series F Notes shall be due and payable on the stated maturity date thereof.

(b) Series G Notes. As provided therein, the entire unpaid principal balance of the Series G Notes shall be due and payable on the stated maturity date thereof.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due with respect to each Series of Notes in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth in each case the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount with respect to each Series of Notes as of the specified prepayment date.

8.3.	Prepayment Upon Change of Control.

(a) Notice of Change of Control or Control Event; Offer to Prepay if Change of Control has Occurred. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give notice of such Change of Control or Control Event to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (b) of this Section 8.3 and shall be accompanied by the certificate described in paragraph (e) of this Section 8.3.

(b) Offer to Prepay; Time for Payment. The offer to prepay Notes contemplated by paragraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in the case of this Section 8.3 only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). The Proposed Prepayment Date shall not be less than 15 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in the offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least ten (10) days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.3, (iii) that the entire principal amount of each Note is offered to be prepaid without any Make-Whole Amount, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) that the conditions of this Section 8.3 required to be fulfilled prior to the giving of such notice have been fulfilled and (vi) in reasonable detail, the nature and date of the Change of Control.

8.4.	Prepayment in Connection with an Asset Disposition.

(a) Notice and Offer. In the event any Debt Prepayment Application is to be used to make an offer (a “Transfer Prepayment Offer”) to prepay Notes pursuant to Section 10.10 of this Agreement (a “Debt Prepayment Transfer”), the Company will give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than 30 days and not more than 60 days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the 45th day after the date of such notice.

(b) Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 20 days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within 20 days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date determined as of the date of such prepayment.

(c) Other Terms. Each offer to prepay the Notes pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to Section 8.4 and Section 10.10 of this Agreement, (iv) the principal amount of each Note offered to be prepaid and that such prepayment would be without any Make-Whole Amount, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date and (vi) in reasonable detail, the nature of the Asset Disposition giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

8.5.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.6.	Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and, in the case of Section 8.2, the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.	Purchase of Notes.

Neither the Company nor the Guarantor will, nor will they permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by the Company, the Guarantor or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8.	Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note of any Series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series of Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note of any Series, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series of Notes.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	AFFIRMATIVE COVENANTS.

Each of the Company and the Guarantor covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.4, each of the Company and the Guarantor will, and will cause each of its respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

Each of the Company and the Guarantor will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The foregoing insurance requirements may be met through a captive insurance company; provided that the coverage limits of insurance policies written by the captive insurance company may not exceed $100,000,000 (or its equivalent in other currencies) in the aggregate at any time and the premiums charged by the captive insurance company in any fiscal year may not exceed two times its statutory surplus as of the end of such fiscal year. The Company and the Guarantor shall, upon request, furnish to any holder a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 9.2.

9.3.	Maintenance of Properties.

Each of the Company and the Guarantor will, and will cause each of its respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company or the Guarantor, as applicable, has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes and Claims.

Each of the Company and the Guarantor will, and will cause each of its respective Subsidiaries to, file all Material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any Subsidiary, provided that neither the Guarantor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.	Limited Liability Company Existence, etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its limited liability company existence and the Guarantor will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2 and Section 10.10, the Guarantor will at all times preserve and keep in full force and effect the entity existence of each of its other Subsidiaries (unless merged into the Guarantor or a Subsidiary) and all rights and franchises of the Guarantor and its Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such entity existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.	Books and Records.

Each of the Company and the Guarantor will, and will cause each of its respective Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, the Guarantor or such Subsidiary, as the case may be.

9.7.	Ranking of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of the Company. The Guarantor will ensure that its payment obligations under this Agreement (including, without limitation, the Unconditional Guaranty) will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Indebtedness of the Guarantor.

9.8.	Ownership of Company.

The Guarantor will cause the Company to remain a Subsidiary of the Guarantor at all times.

10.	NEGATIVE COVENANTS.

Each of the Company and the Guarantor covenants that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

Neither the Company nor the Guarantor will, and neither will permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Guarantor, the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s, the Guarantor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company, the Guarantor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2.	Merger, Consolidation, etc.

Neither the Company nor the Guarantor will consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or the Guarantor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company or the Guarantor is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (in the case of a successor to the Guarantor, including, without limitation, the Unconditional Guaranty) and the Notes in form and substance reasonably satisfactory to the Required Holders and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor shall have the effect of releasing the Company or the Guarantor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement (in the case of the Guarantor, including, without limitation, the Unconditional Guaranty) or the Notes.

10.3.	Line of Business.

Neither the Company nor the Guarantor will, and neither will permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Guarantor and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum or any business reasonably related thereto, provided that, (a) in the case of any Subsidiary acquired in a Permitted Acquisition, such acquired Subsidiary (and its permitted successors) may also engage in the type of business activities in which such acquired Subsidiary was engaged immediately prior to such Permitted Acquisition, or any business reasonably related thereto, and (b) in the case of a Person holding assets of an Acquired Business following a Permitted Acquisition, such Person may also engage in the type of business activities in which such Acquired Business was engaged immediately prior to such Permitted Acquisition, or any business reasonably related thereto.

10.4.	Terrorism Sanctions Regulations.

Neither the Company nor the Guarantor will, and neither will permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

10.5.	Liens.

Neither the Company nor the Guarantor will, and neither will permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any property owned by the Company, the Guarantor or any such Subsidiary; provided, however, that this Section 10.5 shall not apply to nor operate to prevent:

(a) Permitted Liens; and

(b) Liens securing Indebtedness not otherwise permitted by paragraph (a) of this Section 10.5, provided that the outstanding principal amount of Priority Debt does not at any time exceed 15% of Total Assets as of the end of the Guarantor’s then most recently completed fiscal quarter.

10.6.	Interest Coverage Ratio.

The Company and the Guarantor will not, as of the last day of any fiscal quarter of the Guarantor, permit the Interest Coverage Ratio to be less than 1.75 to 1.00.

10.7.	Leverage Ratio.

The Company and the Guarantor will not, as of the last day of any fiscal quarter of the Guarantor, permit the Leverage Ratio to exceed 2.75 to 1.00.

10.8.	Distributions.

The Company will not declare or pay any Distributions to the Guarantor or any other Person, and the Guarantor will not declare or pay any Distributions to any Person if, at the time of any such Distribution, a Default or Event of Default shall have occurred and be continuing hereunder.

10.9.	Priority Debt.

The Company and the Guarantor will not at any time permit the outstanding principal amount of Priority Debt to exceed 15% of Total Assets as of the end of the most recently completed fiscal quarter, provided, however, that no Lien created pursuant to Section 10.5(b) shall secure any Primary Senior Debt unless the Notes are equally and ratably secured by all property subject to such Lien and no Subsidiary shall guaranty or otherwise become obligated in respect of any Primary Senior Debt unless such Subsidiary guaranties, or becomes similarly obligated in respect of, the Notes, in each case pursuant to documentation reasonably satisfactory to the Required Holders.

10.10.	Sale of Assets.

Except as permitted under Section 10.2, neither the Company nor the Guarantor will, and neither will permit any Subsidiary to, make any Asset Disposition unless:

(a) in the good faith opinion of the Company or the Guarantor, as applicable, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or the Guarantor, as applicable, or such Subsidiary;

(b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during any fiscal year would not exceed 15% of Total Assets determined as of the end of the then most recently ended fiscal quarter of the Guarantor.

If the Net Proceeds arising from any Transfer are applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.10 as of any date, shall be deemed not to be an Asset Disposition as of the date of such application.

10.11.	Amendments to Articles and Operating Agreement.

Neither the Company nor the Guarantor will amend or modify their respective organizational documents in any manner which would reasonably be expected to materially and adversely affect the rights of the holders of Notes hereunder (it being agreed that amendments for the purpose of admitting additional members, or reflecting deaths, retirements, resignations, withdrawals or removals of members will not be deemed to have such an adverse effect and amendments permitting members to incorporate and such corporations to become members of the Company or the Guarantor shall not be deemed to have such an adverse effect).

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note or the Guarantor defaults in the payment under the Unconditional Guaranty when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company or the Guarantor defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 9.5 (with respect to the existence of the Company), 9.8, 10.2, 10.5 (with respect to Liens voluntarily entered into by the Company), 10.6, 10.7, 10.8, 10.9, 10.10 or 10.11; or

(d) the Company or the Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) (i) which, in the case of a default with respect to Sections 10.1 or 10.5 (with respect to Liens voluntarily entered into by a Subsidiary of the Company), is not remedied within 15 days, and (ii) in the case of any other default, is not remedied within 30 days, in the case of defaults described in clauses (i) and (ii), after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) the Company or the Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or the Guarantor or by any officer of the Company or the Guarantor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Guarantor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Guarantor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000, or (y) one or more Persons have the right to require the Guarantor or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Guarantor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes limited liability company, corporate or other action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Guarantor or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Guarantor or any of its Subsidiaries, or any such petition shall be filed against the Guarantor or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 are rendered against one or more of the Guarantor and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) this Agreement (including, without limitation, the Unconditional Guaranty) or the Notes shall fail in any material respect to be in full force and effect or to give the holders the material rights, powers and privileges purported to be created thereby for any reason other than as expressly permitted hereunder or thereunder, or the Company, the Guarantor or any Person acting by or on behalf of the Company or the Guarantor shall deny or disaffirm their obligations under this Agreement (including, without limitation, the Unconditional Guaranty) or the Notes.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a) If an Event of Default with respect to the Company or the Guarantor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each of the Company and the Guarantor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.

13.1.	Guarantied Obligations.

The Guarantor, in consideration of the execution and delivery of this Agreement, the purchase of the Notes by the Purchasers and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably, unconditionally and absolutely guaranties to each holder of Notes, as and for the Guarantor’s own debt, until final payment has been made, the due and punctual payment by the Company of the principal of, and interest and Make-Whole Amount, if any, on the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other Indebtedness owing, by the Company to the holders of the Notes under this Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantor that the guaranty set forth in this Section 13 (the “Unconditional Guaranty”) shall be a continuing guaranty of payment and not a guaranty of collection. The obligations set forth in this Section 13.1 are collectively referred to herein as the “Guarantied Obligations.” Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full and final performance and payment of the Guarantied Obligations.

13.2.	Performance Under this Agreement.

In the event the Company fails to pay any Guarantied Obligation in the manner provided in the Notes or in this Agreement, the Guarantor shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the manner and subject to the limitations provided in this Agreement for the acceleration of the Notes, forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

13.3.	Primary Obligation.

The Unconditional Guaranty is a primary, original and immediate obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and shall remain in full force and effect until the full and final payment of the Guarantied Obligations.

13.4.	Releases.

The Guarantor consents and agrees that, without notice to or by the Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

(a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, this Agreement or any agreement or instrument related thereto or hereto;

(b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(c) grant waivers, extensions, consents and other indulgences to the Company in respect of any one or more of the Notes, this Agreement or any agreement or instrument related thereto or hereto;

(d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes, this Agreement or any agreement or instrument related thereto or hereto, in accordance with Section 18 or otherwise;

(e) release or substitute any one or more endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; or

(f) sell, exchange, release, surrender or enforce, by action or inaction, any property at any time pledged or granted as security in respect of the Guarantied Obligations, of the Company’s obligations under this Agreement, the Notes or any agreement or instrument related thereto or hereto.

13.5.	Waivers.

To the fullest extent permitted by law, the Guarantor does hereby waive:

(a) any notice of

(i) acceptance of the Unconditional Guaranty;

(ii) any purchase of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, or the amount of the Guarantied Obligations, subject to the Guarantor’s right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations owing to such holder of Notes at any reasonable time;

(iii) any adverse change in the financial condition of the Company or any other fact that might increase, expand or affect the Guarantor’s risk hereunder;

(iv) presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument; and

(v) any Default or Event of Default;

(b) all other notices and demands of any kind or nature whatsoever to which the Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Guarantor pursuant to the terms of this Agreement);

(c) the right by statute or otherwise to require any holder of Notes to institute suit against the Company or to exhaust the rights and remedies of any holder of Notes against the Company, the Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the holders of Notes by the Guarantor;

(d) the benefit of any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Guarantor made under any judgment, order or decree based on this Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, such law; and

(e) any defense or objection to the absolute, primary, continuing nature, or the validity, enforceability or amount, of the Unconditional Guaranty, including, without limitation, any defense based on (and the primary, continuing nature, and the validity, enforceability and amount, of the Unconditional Guaranty shall be unaffected by), any of the following,

(i) any change in future conditions;

(ii) any change of law;

(iii) any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, this Agreement, the Notes or any agreement or instrument related thereto or hereto) by the Company or any other Person;

(iv) the execution and delivery of any agreement at any time hereafter (including, without limitation, this Agreement, the Notes or any agreement or instrument related hereto or thereto) by the Company or any other Person;

(v) the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations;

(vi) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company;

(vii) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, or sequestration or seizure of any property of the Company, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company;

(viii) any disability or other defense of the Company to payment and performance of all Guarantied Obligations other than the defense that the Guarantied Obligations shall have been fully and finally performed and paid;

(ix) the cessation from any cause whatsoever (other than the full and final payment and performance of the Guarantied Obligations) of the liability of the Company in respect of the Guarantied Obligations, and any other defense that the Guarantor may otherwise have against the Company or any holder of Notes;

(x) impossibility or illegality of performance on the part of the Company under this Agreement or the Notes;

(xi) any change of circumstances of the Company or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or the Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or the Guarantor and whether or not of the kind hereinbefore specified;

(xii) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Notes or any agreement or instrument related hereto so that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided;

(xiii) any change in the ownership of the equity securities of the Company or the Guarantor; or

(xiv) any other action, happening, event or reason whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or the Guarantor of any of their obligations under this Agreement or the Notes.

13.6.	Invalid Payments.

The Guarantor further agrees that, to the extent the Company makes a payment or payments to any holder of a Note or Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a receiver, administrator, examiner, liquidator, custodian, trustee or similar official or any other party or officer under any provision of any bankruptcy, administration, examinership, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and the Guarantor shall be primarily liable for such obligation.

13.7.	Marshaling.

The Guarantor consents and agrees that each holder of Notes, and each Person acting for the benefit of such holder of Notes, shall be under no obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guarantied Obligations.

13.8.	Subrogation.

The Guarantor hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Unconditional Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of any holder of the Notes against the Company or any other guarantor of the obligations of the Company owing to such holder of Notes (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any other party which it may at any time otherwise have as a result of the Unconditional Guaranty until such time as the Guarantied Obligations shall have been paid in full. The Guarantor hereby further agrees not to exercise any right to enforce any other remedy which any holder of the Notes now has or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Guarantied Obligations of the Company and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of any holder of Notes to secure payment of the Guarantied Obligations of the Company until such time as the Guarantied Obligations (other than contingent indemnity obligations) shall have been paid in full.

13.9.	Setoff, Counterclaim or Other Deductions.

Except as otherwise required by law, each payment by the Guarantor to the holder or holders of the Notes pursuant to this Agreement shall be made without setoff, counterclaim or other deduction.

13.10.	Election by Guarantor to Perform Obligations.

Any election by the Guarantor to pay any of the obligations of the Company under the Notes, this Agreement or any agreement or instrument related hereto, whether pursuant to this Section 13.10 or otherwise, shall not release the Company from such obligations or any such other obligations under the Notes, this Agreement or any agreement or instrument related hereto, except to the extent that the Guarantor has completely paid or otherwise satisfied such obligations of the Company.

13.11.	No Election of Remedies by Holders of Notes.

Each holder of Notes shall, individually or collectively, have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantor’s obligations under this Agreement (including, without limitation, this Section 13) in respect of the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder’s right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company under any document or instrument evidencing obligations of the Company to such holder of Notes shall serve to diminish the liability of the Guarantor under this Agreement (including, without limitation, this Section 13), except to the extent that such holder of Notes finally and unconditionally shall have realized payment by such action or proceeding.

13.12.	Separate Action; Other Enforcement Rights.

(a) Each of the rights and remedies granted under this Section 13 to each holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.

(b) Each holder of Notes may proceed, as provided in Section 13.12(a), to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether in execution or aid of any power granted herein (including, without limitation, in this Section 13) or for the recovery of judgment for the obligations guarantied hereby or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

13.13.	Delay or Omission; No Waiver.

No course of dealing on the part of any holder of Notes and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Section 13) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person’s rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.

13.14.	Cumulative Remedies.

No remedy under this Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement or pursuant to the Notes.

13.15.	Survival.

So long as the Guarantied Obligations shall not have been fully paid, the obligations of the Guarantor under this Section 13 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and, in the case of a Series F Note, shall be substantially in the form of Exhibit 1A, or, in the case of a Series G Note, shall be substantially in the form of Exhibit 1B. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.	PAYMENTS ON NOTES.

15.1.	Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Lincolnshire, Illinois, at the principal office of Hewitt Associates L.L.C. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company or the Guarantor, as applicable, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.	EXPENSES, ETC.

16.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Unconditional Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Unconditional Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Unconditional Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes or the Unconditional Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

16.2.	Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company or the Guarantor, as applicable, under this Agreement. Subject to the preceding sentence, this Agreement (including, without limitation, the Unconditional Guaranty) and the Notes embody the entire agreement and understanding among each Purchaser, the Company and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

18.	AMENDMENT AND WAIVER.

18.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 12, 18 or 21 or (iv) release the Guarantor from the Unconditional Guaranty.

18.2.	Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Guarantor nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or the Guarantor, on one hand, and the holder of any Note, on the other hand, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.	Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy to the General Counsel in the case of a notice of Default or an Event of Default, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv) if to the Guarantor, to the Guarantor at 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Treasurer, with a copy to the General Counsel in the case of a notice of Default or an Event of Default, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each of the Company and the Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company, the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Guarantor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Guarantor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21 (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21, (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company or the Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company and the Guarantor embodying the provisions of this Section 21.

22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.	MISCELLANEOUS.

23.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3.	Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to any holder of the Notes hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement (including, without limitation, calculation of the financial covenants set forth in Section 10.6 and Section 10.7) shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the annual audited financial statements listed on Schedule 5.5); provided, however, if (a) the Guarantor shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Required Holders shall so object in writing within thirty (30) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Guarantor to the holders of Notes as to which no such objection shall have been made. Any financial statements delivered when the Guarantor or the Required Holders shall be exercising their rights under the proviso to the foregoing sentence shall include a reconciliation to the accounting principles used to determine compliance with this Agreement, which reconciliation shall show the changes to such financial statements that would be necessary if they were prepared using such accounting principles.

23.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5.	Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.7.	Governing Law.

This Agreement (including, without limitation, the Unconditional Guaranty) shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a) Each of the Company and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement (including, without limitation, the Unconditional Guaranty) or the Notes. To the fullest extent permitted by applicable law, each of the Company and the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Company and the Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its respective address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Company and the Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company or the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement (including, without limitation, the Unconditional

Guaranty), the Notes or any other document executed in connection herewith or therewith.

[Remainder of page left intentionally blank. Next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement among you, the Company and the Guarantor.

Very truly yours,

HEWITT ASSOCIATES L.L.C.

By:	/s/ Richard F. Westenberger
Name:	Richard F. Westenberger
Title:	Vice President - Corporate Finance and Treasurer

HEWITT ASSOCIATES, INC.

By:	/s/ Richard F. Westenberger
Name:	Richard F. Westenberger
Title:	Vice President - Corporate Finance and Treasurer

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

This Agreement is hereby accepted and agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ G. Anthony Coletta
Name:	G. Anthony Coletta
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

COMPANION LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

MEDICA HEALTH PLANS
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

	By:	/s/ Brian Manczak
	Name:	Brian Manczak
	Title:	Assistant Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Kathleen A. Haberkern
Name:	Kathleen A. Haberkern
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By:	New York Life Investment Management LLC, Its Investment Manager

	By:	/s/ Kathleen A. Harberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

MINNESOTA LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

CINCINNATI INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

AMERICAN FIDELITY ASSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title	Vice President

AMERICAN REPUBLIC INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Kathleen H. Parker
	Name:	Kathleen H. Parker
	Title:	Vice President

GREAT WESTERN INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Kathleen H. Parker
	Name:	Kathleen H. Parker
	Title:	Vice President

THE RELIABLE LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Kathleen H. Parker
	Name:	Kathleen H. Parker
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

UNION NATIONAL LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ James F. Geiger
	Name:	James F. Geiger
	Title:	Vice President

GUIDEONE MUTUAL INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ James F. Geiger
	Name:	James F. Geiger
	Title:	Vice President

CATHOLIC KNIGHTS
By:	Advantus Capital Management, Inc.

	By:	/s/ James F. Geiger
	Name:	James F. Geiger
	Title:	Vice President

THE MUTUAL SAVINGS LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ John Leiviska
	Name:	John Leiviska
	Title:	Vice President

SECURITY NATIONAL LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ John Leiviska
	Name:	John Leiviska
	Title:	Vice President

COLORADO BANKERS LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ John Leiviska
	Name:	John Leiviska
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

THE CATHOLIC AID ASSOCIATION
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

FORT DEARBORN LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

	By:	/s/ Theodore R. Hoxmeier
	Name:	Theodore R. Hoxmeier
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-in-Fact

	By:	/s/ Edward J. Brennan
	Name:	Edward J. Brennan
	Title:	Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-in-Fact

	By:	/s/ Edward J. Brennan
	Name:	Edward J. Brennan
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

FIRST SUNAMERICA LIFE INSURANCE COMPANY THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., investment adviser

	By:	/s/ Gerald F. Herman
	Name:	Gerald F. Herman
	Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	Allianz of America, Inc.
as the authorized signatory and investment manager

	By:	/s/ Gary Brown
	Name:	Gary Brown
	Title:	Assistant Treasurer

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Kent R. Adams
Name:	Kent R. Adams
Title:	V.P. Fixed Income Securities

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Rachel Stauffer
Name:	Rachel Stauffer
Title:	Vice President Investments

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

PRIMERICA LIFE INSURANCE COMPANY
By:	Conning Asset Management Company, as Investment Manager

	By:	/s/ John H. DeMallie
	Name:	John H. DeMallie
	Title:	Director

NATIONAL BENEFIT LIFE INSURANCE COMPANY
By:	Conning Asset Management Company, as Investment Manager

	By:	/s/ John H. DeMallie
	Name:	John H. DeMallie
	Title:	Director

AMERICAN HEALTH AND LIFE INSURANCE COMPANY
By:	Conning Asset Management Company, as Investment Manager

	By:	/s/ John H. DeMallie
	Name:	John H. DeMallie
	Title:	Director

INVESTORS HERITAGE LIFE INSURANCE COMPANY
By:	Conning Asset Management Company, as Investment Manager

	By:	/s/ John H. DeMallie
	Name:	John H. DeMallie
	Title:	Director

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ Carol Robertson
Name:	Carol Robertson, CFA
Title:	Senior Portfolio Manager

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President

PHL VARIABLE INSURANCE COMPANY

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President

[Signature page to Note Purchase Agreement - Hewitt Associates L.L.C.]

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Business” means an entity or assets acquired by the Company, the Guarantor or a Subsidiary in an Acquisition occurring after the date of Closing.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Stock of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Guarantor or a Subsidiary is the surviving entity.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Guarantor or any Subsidiary or any corporation of which the Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“Asset Disposition” means any Transfer except:

(a) any Transfer in the ordinary course of business that is:

(i) from a Subsidiary to the Company, the Guarantor or any other Subsidiary;

(ii) from the Company to the Guarantor or any other Subsidiary; or

(iii) from the Guarantor to any Subsidiary;

so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

Schedule B-1

(b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that are obsolete or inoperative;

(c) any issuance of Capital Stock of a Subsidiary, (i) to the Guarantor, the Company or any Subsidiary, (ii) in respect of compensation arrangements, to management or employees of the Guarantor, the Company, any Wholly-Owned Subsidiary or any Foreign Subsidiary or (iii) in connection with the issuance of director’s qualifying shares with respect to Foreign Subsidiaries; provided, however, that after giving effect to such issuance pursuant to the foregoing clause (ii), (A) no Default or Event of Default shall have occurred, (B) the managers of the Company shall have determined that such issuance is in the best interest of the Company, (C) such Subsidiary shall remain a Subsidiary after such issuance and (D) the Capital Stock issued in any such issuance shall constitute no more than 10% of the equity interests of such Subsidiary outstanding from time to time; and

(d) any transfer or disposition of Capital Stock of a Subsidiary, (i) to the Guarantor, the Company or any Subsidiary, (ii) in respect of compensation arrangements, to management or employees of the Guarantor, the Company, any Wholly-Owned Subsidiary or any Foreign Subsidiary or (iii) in connection with the issuance of director’s qualifying shares with respect to Foreign Subsidiaries; provided, however, that after giving effect to such transfer or disposition pursuant to the foregoing clause (ii), (A) no Default or Event of Default shall have occurred, (B) the managers of the Company shall have determined that such transfer or disposition is in the best interest of the Company, (C) such Subsidiary shall remain a Subsidiary after such transfer or disposition and (D) the Capital Stock so transferred or disposed of shall constitute no more than 10% of the equity interests of such Subsidiary outstanding from time to time.

“Business Day” means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

Schedule B-2

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Change of Control” means at any time: (a) the Guarantor ceases to own, directly or indirectly, 100% of the membership interests of the Company, (b) any Person becomes the legal or beneficial owner of Capital Stock of the Guarantor representing more than 40% of the then outstanding Voting Stock of the Guarantor, (c) the failure of Continuing Directors to constitute a majority of the board of directors (or similar governing body) of the Guarantor, (d) a “Change of Control” (as defined in the Revolving Facility) occurs under the Revolving Facility or (e) a “Change of Control” (as defined in the Term Facility) occurs under the Term Facility.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Hewitt Associates L.L.C., a limited liability company organized under the laws of Illinois, or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 21.

“Continuing Directors” means, initially, all members of the board of directors (or similar governing body) of the Guarantor on the date of Closing. At and after the time of the first election of members after the date of Closing, and thereafter at and after the time of each subsequent election of members, the defined term “Continuing Directors” shall be deemed also to include any member whose initial nomination for election was approved by a majority of the members who were Continuing Directors at the time of such nomination.

“Control Event” means the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

“Debt Prepayment Application” means, with respect to any Transfer of any property, the application by the Guarantor, the Company or any Subsidiary, as the case may be, of cash in an amount equal to the Net Proceeds with respect to such Transfer to pay Senior Indebtedness (other than (a) Senior Indebtedness owing to the Guarantor or any of its Subsidiaries or any Affiliate and (b) Senior Indebtedness in respect of any revolving credit or similar facility providing the Guarantor or any such Subsidiary with the right to obtain loans or other extensions of credit from time to time, unless in connection with such payment of Senior Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Indebtedness), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.4, in a principal amount which equals the Ratable Portion of such Note in respect of such Transfer. If any holder of a Note rejects such offer of prepayment, then, for purposes of the preceding sentence only, the Company, the Guarantor and the applicable Subsidiary nevertheless will be deemed to have paid Senior Indebtedness in an amount equal to the Ratable Portion of the holder of such Note in respect of such Transfer.

Schedule B-3

“Debt Prepayment Transfer” is defined in Section 8.4(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (a) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note and (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disposition Value” means, at any time, with respect to any property,

(a) in the case of property that does not constitute Capital Stock of a Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the Company or the Guarantor, and

(b) in the case of property that constitutes Capital Stock of a Subsidiary, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Capital Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company and the Guarantor.

“Distribution” means any dividend or other distribution (whether in cash, securities or other property other than solely in any Capital Stock of such Person) with respect to any Capital Stock of any Person or any option, warrant or other right to acquire such Capital Stock, or any payment (whether in cash, securities or other property other than solely in any Capital Stock of such Person), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or any option, warrant or other right to acquire such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Dollars” or “$” means lawful money of the United States of America.

“EBITDA” means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets (including any amortization of deferred contract revenue and costs) during such period on the books of the Guarantor and its Subsidiaries, plus (d) other non-cash charges (excluding reserves for future cash charges) of the Guarantor and its Subsidiaries for such period, minus (e) any gains on sales of assets recognized during such period, minus (f) non-cash charges previously added back to Net Income in determining EBITDA to the extent such non-cash charges have become cash charges during such period minus (g) to the extent included in calculating Net Income, any other non-cash gains during such period.

Schedule B-4

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Fair Market Value” means, at any date of determination and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Foreign Subsidiary” means any Subsidiary (other than the Company) organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Pension Plan” means any plan, fund or other similar program that is:

(a) established or maintained outside of the United States of America by the Guarantor or any Subsidiary primarily for the benefit of the employees (substantially all of whom are not citizens of, and not residing in, the United States of America) of the Guarantor or any Subsidiary, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

(b) not otherwise subject to ERISA.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

Schedule B-5

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantied Obligations” is defined in Section 13.1.

“Guarantor” means Hewitt Associates, Inc., a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.2.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness or obligation to pay any dividend of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of any other Person to make payment of the Indebtedness; or

(d) otherwise to assure the owner of such Indebtedness or dividend obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or dividend obligation that is the subject of such Guaranty shall be assumed to be direct obligations of such obligor to the extent guarantied.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

Schedule B-6

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Indebtedness” means for any Person, (a) the principal amount of all indebtedness of such Person for borrowed money, (b) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (c) the principal amount of all indebtedness of such Person evidenced by notes, acceptances, or other instruments of such Person or pursuant to letters of credit issued for such Person’s account, other than, to the extent reimbursed if drawn, commercial letters of credit in support of ordinary course performance obligations, (d) the principal amount of all indebtedness, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (e) Capitalized Lease Obligations of such Person, (f) the net obligations of such Person under Hedging Agreements (after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements) if it is assumed that such Hedging Agreements are terminated as of the date of determination, or if such Hedging Agreements are actually terminated as of the date of determination, in each case excluding any portion thereof which would be accounted for as interest expense under GAAP, (g) the attributed principal amount of obligations owing under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (h) obligations or “Indebtedness” described in the foregoing clauses (a) through (g) for which such Person is obligated pursuant to a Guaranty. The amount of Indebtedness of any Person under clause (d) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such obligation secured by such Liens or payable out of the proceeds of such property and (y) the fair market value of such property encumbered thereby as determined by such Person in good faith.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) the sum of (i) EBITDA for the then most recently ended four fiscal quarters of the Guarantor, plus (ii) Rental Expense for such four fiscal quarters to (b) the sum of (i) Interest Expense for such four fiscal quarters, plus (ii) Rental Expense for such four fiscal quarters.

“Interest Expense” means with reference to any period, the sum of all interest charges (including, without limitation, imputed interest charges with respect to Capitalized Lease

Schedule B-7

Obligations, imputed interest charges with respect to amortization of debt discount (including, without limitation, with respect to zero coupon bonds), interest expense added to outstanding principal amount with respect to “payment-in-kind” debt, debt issuance costs not paid in cash and other interest expense not payable in cash) of the Guarantor and its Subsidiaries for such period determined in accordance with GAAP.

“Leverage Ratio” means, on any date, the ratio of (a) Total Debt on and as of such date to (b) EBITDA for the then most-recently ended four fiscal quarters of the Guarantor.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of the Guarantor to perform its obligations under this Agreement (including, without limitation, the Unconditional Guaranty) or (d) the validity or enforceability of this Agreement (including, without limitation, the Unconditional Guaranty) or the Notes.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Income” means, with reference to any period, the net income (or net loss) of the Guarantor and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits or losses and also excluding any taxes on such profits and any tax benefits with respect to such losses.

“Net Proceeds” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of:

Schedule B-8

(a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b) all ordinary out of pocket costs and expenses actually incurred by such Person directly in connection with such Transfer.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or the Guarantor, as applicable, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means any Acquisition so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom at the time of such Acquisition and the Guarantor, the Company or a Subsidiary is the surviving entity.

“Permitted Liens” means the following:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, statutory obligations or other similar charges, provided in each case that the obligation is not for borrowed money;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’, or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established therefor;

(c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

(d) Liens with respect to taxes or other governmental charges not yet due or being contested in good faith by appropriate proceedings;

(e) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f) encumbrances arising under leases or subleases of real property that do not, in the aggregate for all such encumbrances, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

Schedule B-9

(g) pledges or deposits in the ordinary course of business securing (i) letters of credit or the performance of bids, tenders, leases or contracts (other than for the repayment of borrowed money) or leases to which such Person is a party as lessee made in the ordinary course of business, (ii) indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money), (iii) public or statutory obligations or surety, custom or appeal bonds, (iv) indemnity, performance or other similar bonds or (v) any bank’s unexercised right of setoff;

(h) precautionary filings in respect of operating leases or consignments;

(i) Liens securing judgments for the payment of money which do not constitute Events of Default under Section 11(i);

(j) Liens existing on property or assets of the Guarantor, the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 10.5 to this Agreement;

(k) Liens securing reimbursement obligations under commercial letters of credit incurred in the ordinary course of business; provided that any such Liens shall cover only the goods, or documents of title evidencing goods, that are purchased in the transaction for which such letter of credit was issued and the products and proceeds thereof;

(l) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m) (i) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (C) relating to purchase orders and other agreements entered into with customers or suppliers in the ordinary course of business and (ii) other Liens securing cash management obligations (that do not constitute Indebtedness);

(n) licenses, sublicenses, leases or subleases (other than leases or subleases of real property) granted in the ordinary course of business to or from others that do not interfere in any material respect with the business;

(o) deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, liability, director and officer or other insurance in an aggregate amount not to exceed $3,000,000 at any time;

(p) Liens of a Subsidiary outstanding at the time it becomes a Subsidiary and extensions, renewals and refundings thereof, provided that (i) such Lien shall not apply to

Schedule B-10

any other property or assets of the Guarantor or any Subsidiary, (ii) such Liens shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary, (iii) immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist, (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary and (v) the Indebtedness secured by such Liens is not outstanding for more than one year from the date such Subsidiary becomes a Subsidiary; and

(q) any Lien created on tangible real or personal property (or any improvement thereon) to secure all or any part of the purchase price or cost of construction, improvement or development of such tangible real or personal property (or any improvement thereon), or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or the cost of construction of tangible real or personal property (or any improvement thereon) acquired or constructed by the Guarantor or any Subsidiary or any Lien created in connection with a Capital Lease of the Guarantor or any Subsidiary after the date of the Closing, provided that

(i) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Guarantor, the Company or such Subsidiary of the property (or improvement thereon) so acquired, constructed or leased and (B) the Fair Market Value (as determined in good faith by such Person) of such property and any improvements thereon at the time of such acquisition, construction or lease;

(ii) each such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired, constructed or leased; and

(iii) any such Lien shall be created contemporaneously with, or within 90 days after, the acquisition, construction or lease of such property (or improvement thereon).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Primary Senior Debt” means, collectively, the following:

(a) the Company and the Guarantor’s obligations under the Term Facility;

(b) the Company and the Guarantor’s obligations under the Revolving Facility; and

Schedule B-11

(c) the Company’s: (i) 8.08% Senior Notes, Series A, Tranche 2, due March 30, 2012, in the principal amount of $35,000,000, (ii) 8.11% Senior Notes, Series B, due June 30, 2010, in the principal amount of $10,000,000 and (iii) 7.90% Senior Notes, Series E, due October 15, 2010, in the principal amount of $15,000,000, as such Notes or the related agreements may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Guarantor or any of its Subsidiaries secured by Liens not otherwise permitted by clause (a) of Section 10.5; and (b) Indebtedness of Subsidiaries other than (i) Indebtedness of the Company, (ii) Indebtedness of a Subsidiary owed to the Guarantor, the Company or another Subsidiary, (iii) Indebtedness of a Subsidiary outstanding at the time it becomes a Subsidiary and extensions, renewals and refundings thereof, provided that (x) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary, (y) immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist and (z) such Indebtedness is not outstanding for more than one year from the date such entity becomes a Subsidiary and (iv) Indebtedness of a Subsidiary that has executed and delivered a guaranty in form and substance reasonably satisfactory to the Required Holders after the date of Closing to each holder of Notes.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds with respect to such Transfer to the acquisition by the Guarantor, the Company or any Subsidiary of operating assets of a generally similar nature (excluding, for the avoidance of doubt, cash and cash equivalents), and of at least equivalent Fair Market Value, to the property so Transferred, to be used in the principal business of the Guarantor and its Subsidiaries as conducted immediately prior to such Transfer or in a business generally related to such principal business.

“Proposed Prepayment Date” is defined in Section 8.3(b).

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of:

(a) the Net Proceeds being offered to be applied to the payment of Senior Indebtedness, multiplied by

Schedule B-12

(b) a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness at the time of such Transfer determined on a consolidated basis in accordance with GAAP.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Rental Expense” means, with reference to any period, the aggregate amount of fixed rentals and other consideration payable by the Guarantor and its Subsidiaries during such period under all leases of Property (other than Capital Leases), determined in accordance with GAAP.

“Required Holders” means, at any time, the holders of greater than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or the Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“Revolving Facility” means that certain Credit Agreement, dated as of May 23, 2005, among the Company, the Guarantor, the Lenders named therein and such other Lenders as may become a party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and Harris N.A. (successor by merger to Harris Trust and Savings Bank), as Syndication Agent, as amended by that certain First Amendment to Credit Agreement and Waiver dated as of August 11, 2006, that certain Second Amendment to Credit Agreement dated as of August 6, 2007, that certain Third Amendment to Credit Agreement dated as of November 9, 2007, that certain Fourth Amendment to Credit Agreement dated as of March 10, 2008, that certain Fifth Amendment to Credit Agreement dated as of June 18, 2008 and certain Sixth Amendment to Credit Agreement dated as of July 30, 2008, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Guarantor, as applicable.

“Senior Indebtedness” means the Notes and any other Indebtedness of the Guarantor or its Subsidiaries (including, without limitation, the Primary Senior Debt) that by its terms is not in

Schedule B-13

any manner subordinated in right of payment to any other unsecured Indebtedness of the Guarantor, the Company or any other Subsidiary.

“Series” means any series of Notes issued under this Agreement.

“Series F Notes” is defined in Section 1.

“Series G Notes” is defined in Section 1.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Guarantor.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Term Facility” means that certain Loan Agreement, dated as of August 8, 2008, among the Company, the Guarantor, the Lenders named therein and such other Lenders as may become a party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, BMO Capital Markets, as Syndication Agent, and Barclays Bank PLC, RBS Citizens, N.A. and U.S. Bank, N.A., as Documentation Agents, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.

“Total Assets” means the aggregate of all items which would be listed as assets on a balance sheet of the Guarantor and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

“Total Debt” means, at any time the same is to be determined, the aggregate of all Indebtedness of the Guarantor and its Subsidiaries determined without duplication on a consolidated basis.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, any transfer or issuance of any Capital Stock of a Subsidiary. For purposes of determining the application of the Net Proceeds in respect of any Transfer, the Company or the Guarantor may designate any Transfer as one or more separate Transfers each yielding separate Net Proceeds. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

Schedule B-14

“Transfer Prepayment Date” is defined in Section 8.4(a).

“Transfer Prepayment Offer” is defined in Section 8.4(a).

“Unconditional Guaranty” is defined in Section 13.1.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” of any Person means Capital Stock of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares as required by law and any other shares issued to satisfy other requirements of law with respect to the ownership of the Capital Stock of any Foreign Subsidiaries) and voting interests of which are owned by any one or more of the Guarantor and the Guarantor’s other Wholly-Owned Subsidiaries at such time.

Schedule B-15

Exhibit 1A

[FORM OF SERIES F SENIOR NOTE]

HEWITT ASSOCIATES L.L.C.

6.57% SERIES F SENIOR NOTE DUE AUGUST 21, 2015

No. RF-[ ]	[Date]
$[ ]	PPN 42823# AH6

For Value Received, the undersigned, Hewitt Associates L.L.C. (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Illinois, hereby promises to pay to [                ], or registered assigns, the principal sum of [                    ] Dollars ($[            ]) (or so much thereof as shall not have been prepaid) on August 21, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.57% per annum from the date hereof, payable semiannually, on the 21st day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.57% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Lincolnshire, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series F Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 21, 2008 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Hewitt Associates, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the

Exhibit 1A-1

person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Hewitt Associates L.L.C.

By
Name
Title

Exhibit 1A-2

Exhibit 1B

[FORM OF SERIES G SENIOR NOTE]

HEWITT ASSOCIATES L.L.C.

6.98% SERIES G SENIOR NOTE DUE AUGUST 21, 2018

No. RG-[ ]	[Date]
$[ ]	PPN 42823# AJ2

For Value Received, the undersigned, Hewitt Associates L.L.C. (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Illinois, hereby promises to pay to [                ], or registered assigns, the principal sum of [                    ] Dollars ($[            ]) (or so much thereof as shall not have been prepaid) on August 21, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.98% per annum from the date hereof, payable semiannually, on the 21st day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.98% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Lincolnshire, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series G Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 21, 2008 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Hewitt Associates, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the

Exhibit 1B-1

person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Hewitt Associates L.L.C.

By
Name
Title

Exhibit 1B-2